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                                                                Exhibit 23(a)

                       Consent of Independent Auditors


We consent to the incorporation by reference in Post-Effective Amendment No. 4 to the Registration Statement (Form S-8 No. 33-44502) pertaining to the Restricted Book Value Shares Plan for Roadway Services, Inc. and Certain Operating Companies of our reports dated January 24, 1995, with respect to the consolidated financial statements of Roadway Services, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) and the related financial statement schedule included therein for the year ended December 31,1994, filed with the Securities and Exchange Commission.





                                                   ERNST & YOUNG LLP


Akron, Ohio
December 27, 1995